UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 9, 2017
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 12, 2017, Enterprise Financial Services Corp (the "Company") accepted the resignation of Michael Walsh as a member of the Board of Directors of the Company and of Enterprise Bank & Trust ("EB&T"), and as Executive Vice President and Chairman of the St. Louis Region of EB&T. Mr. Walsh joined the Company and its Board of Directors on February 10, 2017 as part of the Company's acquisition of Jefferson County Bancshares, Inc. and its wholly-owned subsidiary, Eagle Bank and Trust Company of Missouri. Mr. Walsh resigned from the Board of Directors to spend more time pursuing personal interests. At the time of his resignation, Mr. Walsh was not a member of any committee of the Comapny's Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated June 12, 2017 entitled “Enterprise Financial Services Corp Announces Resignation Of Michael Walsh, Director And Chairman of the St. Louis Region”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	June 12, 2017	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller